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                                  Exhibit 99.2


                                (Form of Proxy)
                                 iwin.com, Inc.
           PROXY FOR SPECIAL MEETING OF STOCKHOLDERS -        , 2000
       (This Proxy is solicited by the Board of Directors of the Company)

The undersigned stockholder of iwin.com, Inc. hereby appoints Frederick R. Krueger, Chief Executive Officer, and Dennis H. Cho, Assistant Secretary, and each of them, with full power of substitution in each, proxies to vote the shares of stock, in accordance with the undersigned's specifications, which the undersigned could vote if personally present at the Special Meeting of Stockholders of iwin.com, Inc. to be held at 10940 Wilshire Boulevard, Los
Angeles, California, on            , 2000, at 10:00 a.m., California Time, or
any adjournment thereof.

1.  APPROVAL OF THE MERGER AND THE AGREEMENT AND PLAN OF REORGANIZATION

    FOR                 AGAINST                       ABSTAIN
    [ ]                   [ ]                           [ ]

    proposal to approve the Merger and the Agreement and Plan of Reorganization.

2. APPROVAL OF THE APPOINTMENT OF FREDERICK R. KRUEGER AS INDEMNIFICATION REPRESENTATIVE.

    FOR                 AGAINST                       ABSTAIN
    [ ]                   [ ]                           [ ]

    proposal to approve the appointment of Frederick R. Krueger as Indemnification Representative.

3.  APPROVAL OF OPTION GRANT TO SCOTT KAUFMAN

    FOR                 AGAINST                       ABSTAIN
    [ ]                   [ ]                           [ ]

    proposal to approve the option grant to Scott Kaufman

4. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

    UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR"
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    PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3


Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.


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                                            -----------------------------
                                             Signature(s) of Stockholder

Dated: ------------------